EXHIBIT 99.5
MDI Completes $2.3 Million Private Placement of Common Stock
Investment Endorses MDI’s Leading Position in IP-based Unified Security Solutions
San Antonio, Texas, May 24, 2006 – MDI, Inc. (Nasdaq: MDII) announced today that it has closed the private placement of common stock and warrants to several repeat institutional and accredited investors resulting in gross proceeds of approximately $2.3 million before payment of expenses and placement fees.
Under the terms of the financing, MDI sold 2,875,000 shares at $0.80 per share and granted the investors 5-year warrants to purchase 1,150,000 shares of common stock at an exercise price equal to $1.02 per share. The warrants may first be exercised on the 181st day following the closing.
“We are pleased to announce this financing as a testament to both the success in executing our business strategy thus far and the tremendous potential we see moving forward,” said J. Collier Sparks, CEO and President at MDI. “Our market is projected to grow significantly in the coming years. MDI, already recognized throughout the industry as the leader in our space, is well positioned to capture this growth opportunity. Today’s announcement reflects the continued support of our core investors, as well as the growing relationship with our most recent investors,” said Mr. Sparks.
Mr. Sparks also stated, “The proceeds received from completing this latest financing provide for a stronger balance sheet by enhancing our shareholders’ equity and provide working capital that will assist us in the continued execution of our business plan. ”
The Shemano Group acted as placement agent in connection with the private placement.
The company must register the common stock sold and issuable on exercise of the warrants for public resale under the Securities and Exchange Act of 1933.
The complete terms of the proposed preferred stock sale will be filed via a Form 8-K with the Securities & Exchange Commission and will be available at the SEC’s website at http://www.sec.gov.
About MDI, Inc.
MDI (NASDAQ: MDII) manufactures security software, hardware and video solutions designed to protect people, facilities and assets. These products and solutions are united by ONE Technology. ONE Technology unifies security point products, systems and subsystems into a common management platform. Far beyond the Integrated Security Management software promoted by industry competitors, ONE delivers an open architecture environment that adapts each individual application and device into its platform — promoting global collaboration as ONE system. The MDI product family currently protects over 8 million alarm points across the globe for many of the world’s most recognized organizations including Microsoft, MBNA Worldwide, John Deere, Pepsi, FBI, Fidelity Investments, Bureau of Engraving & Printing, American

Express, Department of Defense, IRS, Disney, Smithsonian Institution and MIT to name a few. For more information on MDI or its diversified line of security products, please visit www.mdisecure.com.
Caution Concerning Forward-Looking Statements
This document contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements.” All statements included in this document, other than statements of historical fact, that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements represent our reasonable judgment on the future based on various factors and using numerous assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause our actual results and financial position to differ materially from those contemplated by the statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “project,” “forecast,” “plan,” “may,” “will,” “should,” “expect” and other words of similar meaning.
Management cautions that any or all of our forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors.
Please read our annual, periodic and current reports under the Securities Exchange Act of 1934 for additional information about the risks, uncertainties and other factors affecting these forward-looking statements and our business generally. Our actual future results may vary materially from those expressed or implied in any forward-looking statements. All of our forward-looking statements, whether written or oral, are expressly qualified in their entirety by these cautionary statements and any other cautionary statement that may accompany such forward-looking statements. In addition, forward-looking statements speak only as of the date they are made, and we disclaim any obligation to update any forward-looking statements to reflect events or circumstances after the date of the document containing such forward-looking statements, except as otherwise required by applicable law.
Investor Relations Contact:
Richard A. Larsen
MDI, Incorporated
Richard.Larsen@mdisecure.com
(210) 582-2664
Media Contact:
Michael M. Garcia
MDI, Incorporated
Mike.Garcia@mdisecure.com
(210) 477-5400